UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

Tri Pointe Homes, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35796	61-1763235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Southwood Blvd, Suite 200
Incline Village, Nevada	89451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (775) 413-1030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2026, Tri Pointe Homes, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sumitomo Forestry Co., Ltd., a Japanese corporation (kabushiki kaisha) (“Parent”), and Teton NewCo, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The Company’s board of directors (the “Company Board”) approved and adopted the Merger Agreement and resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (collectively, the “Transactions”). The Company Board determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Transactions in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and upon the terms and subject to the conditions set forth in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”):

(i)

each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) outstanding as of immediately prior to the Effective Time will be automatically converted into the right to receive $47.00 per share, in cash, without interest thereon (the “Merger Consideration”), except for shares of Company Common Stock that are (A)(1) held by the Company as treasury stock; (2) held directly by Parent or Merger Sub; or (3) held by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case, immediately prior to the Effective Time (collectively, the “Owned Company Shares”), or (B) held by a holder who has not voted in favor of the adoption of the Merger Agreement, and has properly and validly demanded appraisal for such shares of Company Common Stock in accordance, and who complies in all respects, with Section 262 of the DGCL (“Dissenting Shares”);

(ii)	each Owned Company Share will automatically be cancelled and cease to exist, and no consideration or payment will be delivered in exchange therefor or in respect thereof; and

(iii)

each share of Company Common Stock held by any direct or indirect wholly owned Subsidiary of the Company will, if any, be converted into such number of shares of common stock of the surviving corporation with an aggregate value immediately after the consummation of the Merger equal to the Merger Consideration.

The Merger Agreement also provides that, at the Effective Time, by virtue of the Merger:

(i)

each restricted stock unit (each, a “Company RSU”) granted under the Company Equity Plan granted prior to 2026 and each Company RSU held by a non-employee director of the Company, in each case whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash (without interest and subject to deduction for any required tax withholdings) equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company RSU, multiplied by (B) the Merger Consideration;

(ii)

each Company RSU that is not subject to the preceding clause (i) above that is outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into and substituted with a cash award representing the right to receive, upon each applicable vesting date for such Company RSU (or if earlier, upon a severance-eligible termination of employment), and subject to the same time-vesting terms and conditions that applied to such Company RSU (other than vesting terms providing for accelerated vesting in connection with the Merger), as in effect immediately prior to such conversion, an amount in cash (without interest and subject to deduction for any required tax withholdings) equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company RSU that would have vested on such vesting date had such Company RSU remained outstanding through such vesting date, multiplied by (B) the Merger Consideration; and

(iii)

each performance stock unit (each, a “Company PSU”) granted under the Company Equity Plan, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled, and automatically converted into the right to receive an amount in cash (without interest, and subject to deduction for any required tax withholdings) equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Company PSU (at maximum performance) multiplied by (B) the Merger Consideration.

At the Effective Time, all Dissenting Shares will be cancelled and cease to exist, and the holders of Dissenting Shares will only be entitled to the rights granted to them under Section 262 of the DGCL with respect to such Dissenting Shares.

If the Merger is consummated, the Company Common Stock will be de-listed from The New York Stock Exchange and de-registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Conditions to the Merger

Consummation of the Merger is expected in the second quarter of 2026, subject to certain conditions set forth in the Merger Agreement, including, but not limited to, the (i) approval of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such matters to adopt the Merger Agreement; (ii) expiration or termination of any waiting period (and extensions thereof) applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder; (iii) absence of any law, order or injunction enacted or issued after the date of the Merger Agreement restraining, enjoining or otherwise prohibiting the Merger; and (iv) absence of a Company Material Adverse Effect following the date of the Merger Agreement. The obligations of Parent and Merger Sub to consummate the Merger are not subject to any financing condition.

No Solicitation

From the execution of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals from third parties and to provide information to, and participate in discussions and negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate or engage in discussions or negotiations with, third parties with respect to an Acquisition Proposal if the Company Board determines in good faith (after consultation with the Company’s independent financial advisor and outside legal counsel) that such alternative Acquisition Proposal constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal, and the failure to take such actions would be inconsistent with the directors’ fiduciary duties pursuant to applicable law.

Termination and Fees

The Merger Agreement contains certain termination rights for the Company, on the one hand, and Parent and Merger Sub, on the other hand. Upon termination of the Merger Agreement under specified circumstances, including (i) the Company terminating the Merger Agreement to enter into an Alternative Acquisition Agreement providing for a Superior Proposal; or (ii) Parent terminating the Merger Agreement due to the Company Board’s change of its recommendation that stockholders adopt the Merger Agreement and approve the Transactions, including the Merger, in each case pursuant to and in accordance with the “fiduciary out” provisions of the Merger Agreement, the Company will be required to pay Parent a termination fee of $82,336,000. The termination fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and prior to such termination (or at least two business days prior to the Company Stockholders’ Meeting in the case of termination for the failure to receive the requisite stockholder approval), an Acquisition Proposal has been publicly announced and not publicly withdrawn or not otherwise publicly abandoned, and an Acquisition Proposal is consummated or the Company enters into a definitive agreement with respect to an Acquisition Proposal within one year of the termination. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by August 13, 2026, subject to extension, absent written notice to the contrary by either Parent or Company, for an additional three months if necessary to obtain HSR approval or to resolve an injunction relating to other specified governmental consents.

Other Terms of the Merger Agreement

The Company also made customary representations and warranties in the Merger Agreement and agreed to customary covenants regarding the operation of the business of the Company and the Company Subsidiaries prior to the consummation of the Merger. The Merger Agreement also provides that the Company, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. The parties to the Merger Agreement have also agreed to use their respective reasonable best efforts and take certain actions to obtain the requisite regulatory approvals for the Transactions.

The foregoing description of the Merger Agreement and the Transactions contemplated thereby does not purport to be complete, and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub, or their respective Subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective Subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the Transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the Transactions contemplated by the Merger Agreement (the “Proxy Statement”), as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Financing

On February 13, 2026, Parent obtained a debt financing commitment of the Japanese yen equivalent of $5.4 billion from a certain financial institution, which will be used to finance a portion of the consideration due under the Merger Agreement and fees and expenses related to the Transactions, subject to the terms and conditions set forth in the related debt commitment letter. The obligations of Parent and Merger Sub to consummate the Merger are not subject to any financing condition.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, the Company entered into a Retention Bonus Agreement (each, a “Retention Bonus Agreement” and collectively, the “Retention Bonus Agreements”) with Douglas F. Bauer, the Company’s Chief Executive Officer and director, Thomas J. Mitchell, the Company’s President and Chief Operating Officer, Glenn J. Keeler, the Company’s Chief Financial Officer and Chief Accounting Officer, David C. Lee, the Company’s General Counsel and Secretary, and certain other senior employees of the Company to ensure that the Company is providing adequate incentives to those holding critical management roles necessary to facilitate the successful completion of the Merger. The Retention Bonus Agreements provide for the following lump-sum cash retention bonuses to the named executive officers, in each case to be paid upon, and subject to their continued service to the Company through, the Effective Time: Douglas F. Bauer: $11,500,000, Thomas J. Mitchell: $11,025,000, Glenn J. Keeler: $5,065,982, and David C. Lee: $3,143,010. In addition, the Company has agreed in each Retention Bonus Agreement to reimburse each executive, on a fully grossed-up basis, for any excise taxes that may be imposed on any payments and benefits received by him in connection with, or as a result of, the consummation of the Merger pursuant to the application of Sections 280G and 4999 of the Code (if any). Although the Company does not expect any executive to be subject to any such excise taxes, the application of Section 280G of the Code is subject to a number of variables, some of which will not be known until after the Effective Time. Accordingly, the amount, if any, of such reimbursement is unknown at this time. The Company Board has determined that providing such reimbursement protection is in the Company’s best interests to eliminate the potential distraction to the executives and to ensure their ongoing commitments to seeing the Company through the successful completion of the Merger. In consideration for the foregoing benefits, the executives have agreed to waive their respective entitlements to any post-Closing change in control severance benefits pursuant to their existing severance arrangements, in each case subject to, and effective upon, the consummation of the Merger.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 12, 2026, prior to the execution of the Merger Agreement, the Company Board adopted an amendment to the Company’s Bylaws (the “Bylaws Amendment”). The Bylaws Amendment adds a new Article IX, which provides that, unless the Company otherwise consents to an alternative forum in writing, (i) the Court of Chancery of the State of Delaware is designated as the sole and exclusive forum for certain specified legal actions involving the Company and (ii) the federal district courts of the United States of America, to the fullest extent permitted by law, are designated as the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Bylaws Amendment is qualified in its entirety by the full text of the Bylaws Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On February 13, 2026, the Company and Parent issued a joint press release announcing that the Company and Parent had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Exchange Act or the Securities Act except as shall be expressly set forth by specific reference in any such filings.

Forward-Looking Statements

This Current Report on Form 8-K contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including with respect to the amount of gross-up payments, if any, payable pursuant to the Retention Bonus Agreements and the Transactions, including the expected timetable for completing the Transactions, future opportunities for the combined businesses and the expected benefits of the proposed Transactions, including with respect to U.S. home deliveries and home sales, community count expansion and the growth of the Tri Pointe Homes brand. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “target,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, are not guarantees of future performance and reflect management’s current expectations. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Some of the factors which could cause outcomes and results to differ materially from expectations include the following: (i) the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the businesses of the Company and the price of the Company Common Stock; (ii) the failure to satisfy the conditions to the consummation of the Transactions, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) unanticipated difficulties or expenditures relating to the Transactions, including the response of business partners and competitors to the announcement of the Transactions or difficulties in employee retention as a result of the announcement and pendency of the Transactions; (vi) risks that the Transactions disrupt current plans and operations; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the risk of any litigation relating to the Transactions; (ix) the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; (x) the prices and availability of supply chain inputs, including raw materials, labor and home components; (xi) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transactions; (xii) the impact of adverse macroeconomic or labor market conditions, including the impacts of inflation and effects of geopolitical instability, on demand for the Company’s products; (xiii) risks relating to certain restrictions during the pendency of the Transactions that may impact the ability of the Company and Parent to pursue certain business opportunities or strategic transactions; (xiv) risks that the benefits of the Transactions are not realized when and as expected; and (xv) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Transactions and Where to Find It

In connection with the Transactions between Parent and the Company, the Company intends to file with the SEC a preliminary Proxy Statement and other relevant documents in connection with a special meeting of the Company’s stockholders for purposes of obtaining stockholder approval of the Transactions. This Current Report on Form 8-K is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. The definitive Proxy Statement (when available) will be sent or given to the stockholders of the Company and will contain important information about the Transactions and related matters. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE TRANSACTIONS. Investors will be able to obtain a free copy of the Proxy Statement and other documents containing important information filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at investors.tripointehomes.com/investors/financial-info/sec-reports.

Participants in the Solicitation

The Company, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies in connection with the Transactions. Information about the Company’s directors and executive officers is set forth in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 21, 2025; (ii) the Company’s definitive proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 7, 2025, under the headings “Board of Directors”, “Compensation of Non-Employee Directors”, “Corporate Governance”, “Compensation Discussion and Analysis”,

“Compensation Committee Report”, “Ownership of our Common Stock”, “Equity Compensation Plan Information”, “Executive Compensation”, “Director Compensation”, and “Certain Relationships and Related Party Transactions” (iii) to the extent holdings of Company securities by its directors or executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC; (iv) the Company’s Current Report on Form 8-K, which was filed on April 17, 2025; and (v) in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Transactions when such materials become available. Investors are and will be able to obtain a free copy of the documents filed with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at investors.tripointehomes.com/investors/financial-info/sec-reports.

No Offer

No person has commenced soliciting proxies in connection with the Transactions referenced in this Current Report on Form 8-K, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 13, 2026, by and among Tri Pointe Homes, Inc., Sumitomo Forestry Co., Ltd. and Teton NewCo, Inc.*

3.1	Amendment to the Amended and Restated Bylaws of Tri Pointe Homes, Inc.

99.1	Joint Press Release, dated as of February 13, 2026.

EX 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2026

Tri Pointe Homes, Inc.

By:	/s/ Glenn J. Keeler
Glenn J. Keeler
Chief Financial Officer